Exhibit 99.1

Nuvalent Announces Pricing of Public Offering of Common Stock

CAMBRIDGE, Mass., October 16, 2023 – Nuvalent, Inc. (Nasdaq: NUVL), a clinical-stage biopharmaceutical company focused on creating precisely targeted therapies for clinically proven kinase targets in cancer, today announced the pricing of its previously announced underwritten public offering of 5,357,143 shares of Class A common stock at a price to the public of $56.00 per share. All shares are being offered by Nuvalent. The gross proceeds to Nuvalent from the offering, before deducting underwriting discounts, commissions and other offering expenses, are expected to be approximately $300.0 million. The offering is expected to close on October 19, 2023, subject to the satisfaction of customary closing conditions. In addition, the underwriters have a 30-day option to purchase up to an additional 803,571 shares of Class A common stock at the public offering price less underwriting discounts and commissions.

J.P. Morgan, TD Cowen, Piper Sandler and BMO Capital Markets are acting as joint book-running managers for the offering. Wedbush Securities is acting as a manager.

The shares are being offered by Nuvalent pursuant to an automatically effective shelf registration statement that was filed with the Securities and Exchange Commission (“SEC”) on March 16, 2023. The offering is being made only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement relating to and describing the terms of the offering has been filed with the SEC and may be obtained for free by visiting the SEC’s website at www.sec.gov. A final prospectus supplement relating to the offering will be filed with the SEC. Copies of the final prospectus supplement and the accompanying prospectus can be obtained, when available, from: J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (866) 803-9204 or by email at prospectus-eq_fi@jpmchase.com; Cowen and Company, LLC, 599 Lexington Avenue, New York, NY 10022, by telephone at (833) 297-2926 or by email at Prospectus_ECM@cowen.com; Piper Sandler & Co., 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924, or by email at prospectus@psc.com; and BMO Capital Markets Corp., Attn: Equity Syndicate Department, 151 W 42nd Street, 32nd Floor, New York, NY 10036, by telephone at (800) 414-3627 or by email at bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Nuvalent

Nuvalent, Inc. (Nasdaq: NUVL) is a clinical-stage biopharmaceutical company focused on creating precisely targeted therapies for patients with cancer, designed to overcome the limitations of existing therapies for clinically proven kinase targets. Leveraging deep expertise in chemistry and structure-based drug design, we develop innovative small molecules that have the potential to overcome resistance, minimize adverse events, address brain metastases, and drive more durable responses. Nuvalent is advancing a robust pipeline with parallel lead programs in ROS1-positive and ALK-positive non-small cell lung cancer, a program in HER2 Exon 20 insertion-positive cancers, and multiple discovery-stage research programs.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that involve substantial risks and uncertainties. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “contemplate,” “seek,” “look forward,” “advance,” “goal,” “strategy,” “promising,” “opportunity,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements regarding the proposed offering, including the satisfaction of customary closing conditions relating to the offering and the expected closing of the offering. Actual results may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to market conditions that may affect the timing, terms and conditions of the offering and the satisfaction of closing conditions related to the offering. There can be no assurance that Nuvalent will be able to complete the offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements. Additional risks and uncertainties relating to the offering, Nuvalent and its business can be found under the caption “Risk Factors” included in Nuvalent’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2023, Nuvalent’s preliminary prospectus supplement filed with the SEC on October 16, 2023 and other filings that Nuvalent may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Nuvalent expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information:

Investor Contact

Chelcie Lister

THRUST Strategic Communications

chelcie@thrustsc.com

Media Contact

Amanda Sellers

Verge Scientific Communications

asellers@vergescientific.com

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